[Fitzgerald Sanders Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form 10-SB of our report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated December 21, 1999, on our audits of the financial statements of Commercial Concepts for the year ended February 28, 1999.

Fitzgerald Sanders, LLC

/s/ Fitzgerald Sanders

Salt Lake City, Utah
January 11, 2000